LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS
Know all by these presents, that the undersigned hereby makes, constitutes and appoints
Bradley J. Wyatt, Cynthia A. Moore, and
Zane S. Hatahet as the undersigned's true and lawful attorney-in-fact, singing singly, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:
(1)  prepare, execute, acknowledge, deliver
and file Forms 3, 4, and 5 (including any amendments thereto) with respect to the securities of Community Shores Bank
Corporation, a Michigan corporation (the
"Company"), with the United States
Securities and Exchange Commission,
any national securities exchanges and the
 Company, as considered necessary or
advisable under Section 16(a) of the
Securities Exchange Act of 1934 and
the rules and regulations promulgated
thereunder, as amended from time to
time (the "Exchange Act");
(2)  seek or obtain, as the undersigned's
representative and on the undersigned's
behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to such attorney-in-fact and approves and ratifies any such release of information; and
(3)  perform any and all other acts which
in the discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.
The undersigned acknowledges that:
(1)  this Power of Attorney authorizes,
but does not require, such attorney-in-fact to act in their discretion on information provided to such attorney-in-fact without independent verification of such information;
(2)  any documents prepared and/or
executed by such attorney-in-fact on
behalf of the undersigned pursuant to
this Power of Attorney will be in such
form and will contain such information
and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;
(3)  neither the Company nor such
attorney-in-fact assumes (i) any liability for the undersigned's responsibility to comply with the requirement of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and
(4)  this Power of Attorney does not relieve
the undersigned from responsibility for
compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under
Section 16 of the Exchange Act.
The undersigned hereby gives and
grants the foregoing attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited
Power of Attorney.
This Power of Attorney shall remain in
full force and effect until revoked by the undersigned in a signed writing delivered to such attorney-in-fact.
IN WITNESS WHEREOF, the undersigned
has caused this Power of Attorney to be
 executed as of this 2nd day of October, 2017.

By: /s/	Garth D. Deur
Print Name: Garth D. Deur

STATE OF MICHIGAN
COUNTY OF OTTAWA

On this 2nd day of October, 2017,
Garth D. Deur personally appeared
before me, and acknowledged that he
executed the foregoing instrument for
the purposes therein contained.

IN WITNESS WHEREOF, I have
hereunto set my hand and official seal.
/s/ Shanon Tate
Notary Public, State of Michigan
County of Ottawa
My Commission Expires Mar. 05, 2023
Acting in the County of Ottawa